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As filed with the Securities and Exchange Commission on June __, 1998.     Registration Statement No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
        Maryland                                                  56-1869557
(State or other jurisdiction                                (I.R.S. Employer
  of incorporation)                                         Identification No.)

                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
               (Address of principal executive offices)(Zip Code)
                              ---------------------

                           HIGHWOODS PROPERTIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------
                           Ronald P. Gibson, President
                           Highwoods Properties, Inc.
                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
                                 (919) 872-4924
            (Name, address and telephone number of agent for service)

                                    Copy to:
                                 Brad S. Markoff
                                Alston & Bird LLP
                         3605 Glenwood Avenue, Suite 310
                          Raleigh, North Carolina 27612
                                 (919) 420-2210
                             ----------------------
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                         CALCULATION OF REGISTRATION FEE

Title of Securities to be        Amount to be    Proposed  Maximum                Proposed Maximum            Amount of
registered                       Registered        Offering Price Per Unit(1)(2)   Aggregate Offering Price(2)   Registration Fee

Common Stock, par value
$0.01 per share.........        3,500,000 shares        $32.07                           $112,245,000                $34,014
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---------------------------

(1)  Offering prices vary with the market price of the Registrant's Common
     Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on May 27, 1998.


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EXPLANATORY NOTE

This Registration Statement is hereby filed with respect to the registration of additional securities, to be issued pursuant to the Company's 1994 Amended and Restated Stock Option Plan (the "Plan"), of the same class as other securities for which a Registration Statement has been filed on Form S-8 (File No. 333-12117) and has been effective as of September 16, 1996 (the "Original Registration Statement").

Pursuant to general instruction E of Form S-8 with respect to the registration of additional securities, the registrant hereby incorporates by reference herein the contents of the Original Registration Statement.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

         1. The Company's annual report on Form 10-K for the year ended December 31, 1997 (as amended on April 29, 1998 and May 19, 1998);

         2. The Company's quarterly report filed on Form 10-Q for the quarter ended March 31, 1998;

         3. The Company's current reports on Form 8-K, dated January 9, 1997 (as amended on February 7, 1997, March 10, 1997 and April 28, 1998), August 27, 1997 (as amended on September 23, 1997), October 1, 1997, November 17, 1997, January 22, 1998, February 2, 1998, and April 20, 1998, April 29, 1998; and

         4. The description of the Common Stock of the Company included in the Company's registration statement on Form 8-A, dated May 16, 1994.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Telephone requests may be directed to (919) 872-4924.

                                       3

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ITEM 8.  EXHIBITS

         The following exhibits are filed herewith:

Exhibit No.                                 Description

5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1          Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2          Consent of Ernst & Young, LLP

23.3          Consent of Coopers & Lybrand, L.L.P.

99.1          Highwoods Properties, Inc. Amended and Restated 1994 Stock Option
              Plan



                                       4

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on May 27, 1998.

                                           Highwoods Properties, Inc.
                                           (Registrant)



                                           By: /s/ Ronald P. Gibson
                                              ---------------------------------
                                                   Ronald P. Gibson, President




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
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  Name                                       Title                                        Date



/s/ O. Temple Sloan, Jr.            Chairman of the Board of Directors               May 29, 1998
--------------------------
O. Temple Sloan, Jr.



                                    President, Chief Executive Officer and           May 29, 1998
/s/ Ronald P. Gibson                Director
--------------------------
Ronald P. Gibson


                                    Vice Chairman of the Board of Directors          May 29, 1998
/s/ John L. Turner                  and Chief Investment Officer
--------------------------
John L. Turner



/s/ Gene H. Anderson                Senior Vice President and Director                May 29, 1998
--------------------------
Gene H.  Anderson



/s/ John W. Eakin                   Senior Vice President and Director                May 29, 1998
--------------------------
John W. Eakin




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/s/ James R. Heistand                Director                                         May 29, 1998
-----------------------
James R. Heistand



/s/ Thomas W. Adler                  Director                                         May 29, 1998
-----------------------
Thomas W. Adler



/s/ William E. Graham, Jr.            Director                                        May 29, 1998
--------------------------
William E. Graham, Jr.




/s/ L. Glenn Orr, Jr.                 Director                                         May 29, 1998
----------------------
L. Glenn Orr, Jr.




/s/ Willard H. Smith Jr.              Director                                         May 29, 1998
--------------------------
Willard H. Smith Jr.



/s/ Stephen Timko                     Director                                          May 29, 1998
--------------------------
Stephen Timko



/s/ William T. Wilson, III           Executive Vice President and   Director            May 29, 1998
----------------------------
William T. Wilson III




                                     Vice president, Chief Financial Officer             May 29, 1998
/s/ Carman J. Liuzzo                 and Treasurer (Principal Accounting
-----------------------------        Officer)
Carman J. Liuzzo

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                                       6

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                                  Exhibit Index




Exhibit No.



5.1 Opinion of Alston & Bird LLP regarding the legality of the shares of Common Stock being registered

23.1              Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2              Consent of Ernst & Young, LLP

23.3              Consent of Coopers & Lybrand, L.L.P.

99.1              Highwoods Properties, Inc. Amended and Restated 1994 Stock
                  Option Plan





                                       7
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